Avis Budget Group Reports Positive Earnings and Removes an Additional $1 Billion of Expenses in Third Quarter

PARSIPPANY, N.J., October 29, 2020 - Avis Budget Group, Inc. (NASDAQ: CAR) today announced third quarter 2020 financial results, with Net income of $45 million and Adjusted net income of $79 million.

Despite revenue being down 44% compared to the same period in the prior year, we achieved positive Adjusted EBITDA of $220 million in the third quarter through cost removal actions and sizing fleet to demand by selling over 100,000 vehicles globally. During the quarter we removed approximately $1 billion of costs, bringing the total to $2 billion year to date, and we are now on track to deliver more than $2.5 billion of cost removal for the full year.

We generated positive cash flow from operations and from Adjusted Free Cash flow in the quarter by implementing aggressive cost saving actions, taking advantage of sequential improvement in rental demand, and right-sizing our vehicle fleet. This resulted in our liquidity position at the end of the quarter to be $2.4 billion. Given the current operating environment, we believe our liquidity position is now robust enough to return the excess equity that we accessed earlier in the year back into our ABS facilities. This will position us to fund the purchase of our 2021 fleet appropriately.

We took advantage of a strong used vehicle market globally exceeding the prior year's vehicle dispositions by 50%. Fleet for the quarter was down 29% year-over-year with global utilization peaking in the 70% range, further demonstrating our ability to flex our fleet size up or down even during disruptive market conditions.

“We remain focused on what we can control. We have removed more than $2 billion of cost globally throughout the year, with more expected to come in the fourth quarter,” said Joe Ferraro, Avis Budget Group Chief Executive Officer. “Those cost removals along with our demonstrated history of aligning our fleet with demand allowed us to achieve both strong positive Adjusted EBITDA and Adjusted Free Cash Flow, despite these difficult times.”

Q3 Highlights

•We continued to reduce our cost base to match current revenue trends, removing another $1 billion of costs. We have removed more than $2 billion of costs since implementing our cost saving actions earlier this year.
•We profitably disposed of 75,000 vehicles in the U.S., including a record 49,000 vehicles sold through alternative channels.
•We completed a senior notes offering of $350 million, and used the proceeds to pay off $100 million of existing notes and provide additional liquidity. We also completed an offering of $650 million of asset-backed securities for a weighted average interest rate of 2.28%, our lowest rate since 2013 for our fleet financing.

•We continued our Avis Safety Pledge and Budget Worry-Free Promise to keep our customers and employees safe. We have expanded our partnerships to enhance the cleanliness and disinfection of our rental facilities and vehicles.
•We continue to expand contactless rentals for our Avis Preferred customers through the use of our app, which also enhances the rental experience.

Outlook

We are a seasonal business and anticipate normal fourth quarter seasonal declines in demand as we move from the peak summer period to the shoulder fall and winter period. Although we believe the travel environment will remain challenged, we still expect to be Adjusted EBITDA and Adjusted Free Cash Flow positive excluding the return of vehicle equity for the fourth quarter.

Investor Conference Call

We will host a conference call to discuss third quarter results on October 30, 2020, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (877) 407-2991 and a replay will available on our website and at (877) 660-6853 using conference code 13711168.

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 11,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world's leading car sharing network with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group is headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, impact from the COVID-19 outbreak, cost-saving actions, and cash flows are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the severity and duration of the COVID-19 outbreak and resulting economic conditions and related restrictions, the high level of competition in the mobility industry, changes in our fleet costs, including as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, our ability to realize our estimated cost savings on a timely basis, or at all, the financial condition of the manufacturers that supply our rental vehicles which could affect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, any further deterioration in economic conditions generally, particularly during our peak season and/or in key market segments, any further deterioration in travel demand, including airline passenger traffic, any occurrence or threat of terrorism, the current and any future pandemic diseases or other natural disasters, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, governmental or regulatory inquiries or investigations, risks related to the security of our information technology systems, disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness,
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and our ability to accurately estimate our future results and implement our cost savings actions. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020 and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures and Key Metrics

This release, including the Outlook section, includes financial measures such as Adjusted EBITDA, Adjusted Net Income and Adjusted Free Cash Flow, as well as other financial measures that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained in the financial tables to this release and in Appendix I, including the definitions of these measures and reconciliations to the closest comparable GAAP measures. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income (loss) before income taxes, net income (loss) and diluted earnings (loss) per share, respectively. The Company believes it is impracticable to provide a reconciliation to the most comparable GAAP measures for the fourth quarter due to the degree of uncertainty associated with forecasting the reconciling items and amounts. Foreign currency translation effects on the Company’s results are quantified by translating the current period’s non-U.S. dollar-denominated results using the currency exchange rates of the prior period of comparison including any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, are calculated on a per-month basis.

Contact
David Calabria
IR@avisbudget.com
PR@avisbudget.com

# # #
Tables Follow
3

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Income Statement and Other Items
Revenues	$1,534	$2,753	(44)%	$4,047	$7,010	(42)%
Income (loss) before income taxes	53	328	(84)%	(821)	273	n/m
Net income (loss)	45	189	(76)%	(594)	160	n/m
Earnings (loss) per share - diluted	0.63	2.50	(75)%	(8.40)	2.10	n/m

Adjusted Earnings Measures (non-GAAP) (A)
Adjusted EBITDA	220	471	(53)%	(249)	645	n/m
Adjusted pretax income (loss)	99	373	(73)%	(580)	355	n/m
Adjusted net income (loss)	79	223	(65)%	(412)	225	n/m
Adjusted earnings (loss) per share - diluted	1.13	2.96	(62)%	(5.83)	2.95	n/m

	As of
	September 30, 2020	December 31, 2019
Balance Sheet Items
Cash and cash equivalents	$1,564	$686
Vehicles, net	8,780	12,177
Debt under vehicle programs	8,339	11,068
Corporate debt	4,164	3,435
Stockholders' equity	(76)	656

Segment Results
	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Revenues
Americas	$1,114	$1,868	(40)%	$2,936	$4,822	(39)%
International	420	885	(53)%	1,111	2,188	(49)%
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$1,534	$2,753	(44)%	$4,047	$7,010	(42)%

Adjusted EBITDA
Americas	$222	$321	(31)%	$(41)	$508	n/m
International	6	169	(96)%	(174)	187	n/m
Corporate and Other	(8)	(19)	n/m	(34)	(50)	n/m
Total Company	$220	$471	(53)%	$(249)	$645	n/m

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$1,534	$2,753	$4,047	$7,010

Expenses
Operating	825	1,291	2,505	3,534
Vehicle depreciation and lease charges, net	256	551	1,089	1,579
Selling, general and administrative	166	350	549	947
Vehicle interest, net	77	90	247	261
Non-vehicle related depreciation and amortization	74	62	214	195
Interest expense related to corporate debt, net:
Interest expense	64	49	163	139
Early extinguishment of debt	2	10	9	10
Restructuring and other related charges	17	22	89	66
Transaction-related costs, net	—	—	3	6
Total expenses	1,481	2,425	4,868	6,737

Income (loss) before income taxes	53	328	(821)	273
Provision for (benefit from) income taxes	8	139	(227)	113
Net income (loss)	$45	$189	$(594)	$160

Earnings (loss) per share - diluted
Basic	$0.64	$2.52	$(8.40)	$2.12
Diluted	$0.63	$2.50	$(8.40)	$2.10

Weighted average shares outstanding
Basic	69.7	75.2	70.8	75.6
Diluted	70.2	75.7	70.8	76.2

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change

Americas

Rental Days (000’s)	19,289	31,374	(39)%	54,715	85,249	(36)%
Revenue per Day, excluding exchange rate effects (A)	$57.82	$59.56	(3)%	$53.70	$56.57	(5)%
Average Rental Fleet	362,192	469,863	(23)%	392,737	440,493	(11)%
Vehicle Utilization	57.9%	72.6%	(14.7) pps	50.8%	70.9%	(20.1) pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$152	$267	(43)%	$217	$283	(23)%

International

Rental Days (000’s)	9,542	18,056	(47)%	26,633	45,389	(41)%
Revenue per Day, excluding exchange rate effects (A)	$42.22	$49.04	(14)%	$42.11	$48.20	(13)%
Average Rental Fleet	154,781	263,420	(41)%	170,632	229,892	(26)%
Vehicle Utilization	67.0%	74.5%	(7.5) pps	57.0%	72.3%	(15.3) pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$187	$222	(16)%	$213	$221	(4)%

Total

Rental Days (000’s)	28,831	49,430	(42)%	81,348	130,638	(38)%
Revenue per Day, excluding exchange rate effects (A)	$52.66	$55.71	(5)%	$49.90	$53.66	(7)%
Average Rental Fleet	516,973	733,283	(29)%	563,369	670,385	(16)%
Vehicle Utilization	60.6%	73.3%	(12.7) pps	52.7%	71.4%	(18.7) pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$163	$251	(35)%	$216	$262	(18)%
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(A)	The following metrics include changes in currency exchange rates:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change

Americas

Revenue per Day	$57.79	$59.56	(3)%	$53.67	$56.57	(5)%
Per-Unit Fleet Costs per Month	$152	$267	(43)%	$217	$283	(23)%

International

Revenue per Day	$43.98	$49.04	(10)%	$41.70	$48.20	(13)%
Per-Unit Fleet Costs per Month	$195	$222	(12)%	$210	$221	(5)%

Total

Revenue per Day	$53.22	$55.71	(4)%	$49.75	$53.66	(7)%
Per-Unit Fleet Costs per Month	$165	$251	(34)%	$215	$262	(18)%

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Nine Months Ended September 30, 2020
Operating Activities
Net cash provided by operating activities	$632

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	$(133)
Net cash provided by investing activities of vehicle programs	2,616
Net cash provided by investing activities	$2,483

Financing Activities
Net cash provided by financing activities exclusive of vehicle programs	$560
Net cash used in financing activities of vehicle programs	(2,943)
Net cash used in financing activities	$(2,383)

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	28
Net change in cash and cash equivalents, program and restricted cash	760
Cash and cash equivalents, program and restricted cash, beginning of period (A)	900
Cash and cash equivalents, program and restricted cash, end of period (B)	$1,660

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (C)

Nine Months Ended September 30, 2020
Loss before income taxes	$(821)
Add-back of non-vehicle related depreciation and amortization	214
Add-back of debt extinguishment costs	9
Add-back of restructuring and other related costs	89
Add-back of non-operational charges related to shareholder activist activity	4
Add-back of transaction-related costs	3
Add-back of COVID-19 charges	90
Working capital and other	111
Capital expenditures (D)	(99)
Tax payments, net of refunds	(12)
Vehicle programs and related (E)	838
Adjusted free cash flow	$426

Acquisition and related payments, net of acquired cash (F)	$(42)
Borrowings, net of debt repayments	688
Restructuring and other related payments	(86)
Transaction-related payments	(3)
Non-operational payments related to shareholder activist activity	(5)
Issuance of common stock	15
Repurchases of common stock	(119)
Change in program cash	(116)
Change in restricted cash	(2)
Foreign exchange effects, financing costs and other	4
Net change in cash and cash equivalents, program and restricted cash (per above)	$760

Table 4 (page 2 of 2)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Nine Months Ended September 30, 2020
Net cash provided by operating activities (per above)	$632
Investing activities of vehicle programs	2,616
Financing activities of vehicle programs	(2,943)
Capital expenditures	(75)
Proceeds received on sale of assets and nonmarketable equity securities	5
Change in program cash	116
Change in restricted cash	2
Acquisition and disposition-related payments	(21)
Non-operational payments related to shareholder activist activity	5
Restructuring and other related payments	86
Transaction-related payments	3
Adjusted free cash flow (per above)	$426

_______
(A)	Consists of cash and cash equivalents of $686 million, program cash of $211 million and restricted cash of $3 million.
(B)	Consists of cash and cash equivalents of $1,564 million, program cash of $94 million and restricted cash of $2 million.
(C)	See Appendix I for the definition of Adjusted free cash flow.
(D)	Includes $24 million of cloud computing implementation costs.
(E)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.
(F)	Excludes $21 million of vehicles purchased as a part of North America licensee acquisitions, which were financed through incremental vehicle-backed borrowings.

Table 5 (page 1 of 2)
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below with reconciliations of net income (loss), income (loss) before income taxes and diluted earnings (loss) per share to Adjusted EBITDA and our Adjusted earnings measures.

		Three Months Ended September 30,
Reconciliation of net income to Adjusted EBITDA:		2020	2019

	Net income	$45	$189
	Provision for income taxes	8	139
	Income before income taxes	53	328

	Add certain items:
	Restructuring and other related charges	17	22
	Acquisition-related amortization expense	17	13
	COVID-19 charges (A)	10	—
	Early extinguishment of debt	2	10
	Adjusted pretax income	99	373

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	57	49
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	64	49
	Adjusted EBITDA	$220	$471

Reconciliation of net income to adjusted net income:

	Net income	$45	$189
	Add certain items, net of tax:
	Restructuring and other related charges	14	17
	Acquisition-related amortization expense	12	10
	COVID-19 charges	7	—
	Early extinguishment of debt	1	7
	Adjusted net income	$79	$223

	Earnings per share - diluted	$0.63	$2.50

	Adjusted diluted earnings per share	$1.13	$2.96

	Shares used to calculate Adjusted diluted earnings per share	70.2	75.7

_______
(A)
For three months ended September 30, 2020 consists of $8 million within operating expenses, $1 million within selling, general and administrative expenses and $1 million within vehicle depreciation and lease charges, net in our Consolidated Statements of Operations. Primarily consisting of $18 million of incremental cleaning supplies to sanitize vehicles and facilities, and overflow parking for idle vehicles and related shuttling costs, $11 million of minimum annual guaranteed rent in excess of concession fees and $(19) million associated with vehicles damaged in overflow parking lots, net of insurance proceeds.

Table 5 (page 2 of 2)

		Nine Months Ended September 30,
Reconciliation of net income (loss) to Adjusted EBITDA:		2020	2019

	Net income (loss)	$(594)	$160
	Provision for (benefit from) income taxes	(227)	113
	Income (loss) before income taxes	(821)	273

	Add certain items:
	COVID-19 charges (A)	90	—
	Restructuring and other related charges	89	66
	Acquisition-related amortization expense	46	44
	Early extinguishment of debt	9	10
	Non-operational charges related to shareholder activist activity (B)	4	—
	Transaction-related costs, net	3	6
	Gain on sale of equity method investment in China (C)	—	(44)
	Adjusted pretax income (loss)	(580)	355

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	168	151
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	163	139
	Adjusted EBITDA	$(249)	$645

Reconciliation of net income (loss) to adjusted net income (loss):

	Net income (loss)	$(594)	$160
	Add certain items, net of tax:
	COVID-19 charges	67	—
	Restructuring and other related charges	69	51
	Acquisition-related amortization expense	34	32
	Early extinguishment of debt	7	7
	Non-operational charges related to shareholder activist activity	3	—
	Transaction-related costs, net	2	5
	Gain on sale of equity method investment in China	—	(30)
	Adjusted net income (loss)	$(412)	$225

	Earnings (loss) per share - diluted	$(8.40)	$2.10

	Adjusted diluted earnings (loss) per share	$(5.83)	$2.95

	Shares used to calculate Adjusted diluted earnings (loss) per share	70.8	76.2

_______
(A)
For nine months ended September 30, 2020 consists of $87 million within operating expenses, $2 million within selling, general and administrative expenses and $1 million within vehicle depreciation and lease charges, net in our Consolidated Statements of Operations. Primarily consisting of $41 million of minimum annual guaranteed rent in excess of concession fees, $35 million of incremental cleaning supplies to sanitize vehicles and facilities, and overflow parking for idle vehicles and related shuttling costs and $14 million of losses associated with vehicles damaged in overflow parking lots, net of insurance proceeds.

(B)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.
(C)	Reported within operating expenses in our Consolidated Statements of Operations.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$1,114	$420	$1,534	$1,868	$885	$2,753
Currency exchange rate effects	2	(17)	(15)	—	—	—
Revenue excluding exchange rate effects	1,116	403	1,519	1,868	885	2,753
Rental days (000's)	19,289	9,542	28,831	31,374	18,056	49,430
RPD excluding exchange rate effects (in $'s)	$57.82	$42.22	$52.66	$59.56	$49.04	$55.71

Vehicle Utilization
Rental days (000's)	19,289	9,542	28,831	31,374	18,056	49,430
Average rental fleet	362,192	154,781	516,973	469,863	263,420	733,283
Number of days in period	92	92	92	92	92	92
Available rental days (000's)	33,322	14,240	47,562	43,227	24,235	67,462
Vehicle utilization	57.9%	67.0%	60.6%	72.6%	74.5%	73.3%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$166	$90	$256	$376	$175	$551
Currency exchange rate effects	(1)	(3)	(4)	—	—	—
	$165	$87	$252	$376	$175	$551
Average rental fleet	362,192	154,781	516,973	469,863	263,420	733,283
Per-unit fleet costs (in $'s)	$456	$562	$488	$801	$666	$752
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$152	$187	$163	$267	$222	$251

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$2,936	$1,111	$4,047	$4,822	$2,188	$7,010
Currency exchange rate effects	2	11	13	—	—	—
Revenue excluding exchange rate effects	2,938	1,122	4,060	4,822	2,188	7,010
Rental days (000's)	54,715	26,633	81,348	85,249	45,389	130,638
RPD excluding exchange rate effects (in $'s)	$53.70	$42.11	$49.90	$56.57	$48.20	$53.66

Vehicle Utilization
Rental days (000's)	54,715	26,633	81,348	85,249	45,389	130,638
Average rental fleet	392,737	170,632	563,369	440,493	229,892	670,385
Number of days in period	274	274	274	273	273	273
Available rental days (000's)	107,610	46,753	154,363	120,255	62,760	183,015
Vehicle utilization	50.8%	57.0%	52.7%	70.9%	72.3%	71.4%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$767	$322	$1,089	$1,123	$456	$1,579
Currency exchange rate effects	—	5	5	—	—	—
	$767	$327	$1,094	$1,123	$456	$1,579
Average rental fleet	392,737	170,632	563,369	440,493	229,892	670,385
Per-unit fleet costs (in $'s)	$1,954	$1,917	$1,943	$2,550	$1,985	$2,356
Number of months in period	9	9	9	9	9	9
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$217	$213	$216	$283	$221	$262

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net charges for unprecedented personal-injury legal matters, non-operational charges related to shareholder activist activity, gain on sale of equity method investment in China, COVID-19 charges and income taxes. Net charges for unprecedented personal-injury legal matters and gain on sale of equity method investment in China are recorded within operating expenses in our consolidated condensed statement of operations. Non-operational charges related to shareholder activist activity include third party advisory, legal and other professional service fees and are recorded within selling, general and administrative expenses in our consolidated results of operations. COVID-19 charges include unusual, direct and incremental costs due to the COVID-19 global pandemic such as minimum annual guaranteed rent in excess of concession fees for the period, overflow parking for idle vehicles and related shuttling costs, incremental cleaning supplies to sanitize vehicles and facilities, and losses associated with vehicles damaged in overflow parking lots, net of insurance proceeds and are primarily recorded within operating expenses in our consolidated condensed statement of operations. We have revised our definition of Adjusted EBITDA to exclude COVID-19. We did not revised prior years' Adjusted EBITDA amounts because there were no other charges similar in nature to these. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $9 million and $11 million in third quarter 2020 and 2019, respectively and totaling $22 million and $34 million in the nine months ended September 30, 2020 and 2019, respectively.

We believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Earnings Non-GAAP Measures
The accompanying press release and tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and certain other items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted earnings Non-GAAP measures from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges, COVID-19 charges and non-operational charges related to shareholder activist activity. We have revised our definition of Adjusted Free Cash Flow to exclude COVID-19 charges and have not revised prior years' Adjusted Free Cash Flow amounts as there were no other charges similar in nature to these. We believe this change is meaningful to investors as it brings the measurement in line with our other non-GAAP measures. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.